               UCFC Acceptance Corporation         EXHIBIT 20.3
       Home Equity Loan Pass-Through Certificates
                 Series 1997-A1 and 1997-A2

             Statement To Certificateholders

Distribution Date:  November 17, 1997

LOAN GROUP 1 PRINCIPAL BALANCE:                          337,218,670.51
TOTAL PRINCIPAL:                                           7,250,089.46
PREPAYMENTS:                                               6,760,775.37
NET LIQUIDATION PROCEEDS:                                          0.00
TOTAL INTEREST:                                            3,330,076.20

LOAN GROUP 2 PRINCIPAL BALANCE:                          162,596,879.78
TOTAL PRINCIPAL:                                           3,508,264.64
PREPAYMENTS:                                               3,300,820.54
NET LIQUIDATION PROCEEDS:                                          0.00
TOTAL INTEREST:                                            1,420,994.83


SUBSTITUTION AMOUNTS GROUP 1:                                      0.00
LOAN PURCHASE PRICES GROUP 1:                                      0.00

SUBSTITUTION AMOUNTS GROUP 2:                                      0.00
LOAN PURCHASE PRICES GROUP 2:                                      0.00

RESERVE ACCOUNT BALANCE:                                  25,131,424.50

SPECIFIED RESERVE ACCOUNT REQUIREMENT:                    34,375,000.00

CUMULATIVE RESERVE ACCOUNT WITHDRAWALS
  AS OF THE CURRENT PAYMENT DATE:                                  0.00

SUBORDINATED AMOUNT AS OF THE CURRENT
  PAYMENT DATE:                                           93,500,000.00

GROUP 1 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                            0.00
GROUP 2 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                            0.00

                                             TOTAL           TOTAL
                                             ACCRUED         DUE
                                             ----------      ----------
SERVICING FEES GROUP 1:                      143,528.65      114,895.98
SERVICING FEES GROUP 2:                       69,210.47       58,550.01

GUARANTEE FEES DUE GROUP 1:                                  920,121.96
GUARANTEE FEES DUE GROUP 2:                                  249,198.05

WEIGHTED AVERAGE COUPON RATE GROUP 1                           11.6007%
WEIGHTED AVERAGE COUPON RATE GROUP 2                           10.2657%

WEIGHTED AVERAGE REMAINING TERM GROUP 1                             233
WEIGHTED AVERAGE REMAINING TERM GROUP 2                             331

                         Page 10
                         (c) COPYRIGHT 1997 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates

                Series 1997-A1 and 1997-A2

            Statement To Certificateholders



Distribution Date:  November 17, 1997

GROUP 1 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                    0.00
GROUP 1 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                               0.00

GROUP 2 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                    0.00
GROUP 2 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                               0.00

CLASS A-1 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:         5.7250%

CLASS A-9 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:         5.8250%

-----------------------------------------------------------------------------------


DELINQUENT AND                                                              LOANS
FORECLOSURE LOAN             30 TO 59        60 TO 89       90 AND OVER     IN
INFORMATION                  DAYS            DAYS           DAYS            FORE-
                                                                            CLOSURE
-----------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1  13,502,333.16   4,982,995.98    9,564,409.89     0.00
NUMBER OF LOANS                        281            121             174        0

PRINCIPAL BALANCE - GROUP 2   3,586,579.26   1,407,390.33    4,699,238.61     0.00
NUMBER OF LOANS                         57             28              58        0

AGGREGATE PRINCIPAL BALANCE  17,088,912.42   6,390,386.31   14,263,648.50     0.00
AGGREGATE NUMBER OF LOANS              338            149             232        0

Note: Quantity and Principal Balance of Foreclosures and Bankruptcies
      are Included in the Delinquency Figures.
-----------------------------------------------------------------------------------

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                           82

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 1:                        4,258,428.28

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                           18

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 2:                        1,055,186.95

REO LOANS - GROUP 1:                                                1
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                   42,700.00

REO LOANS - GROUP 2:                                                1
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                  111,504.28

BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                        0.00
REO PROCEEDS:                                                    0.00

REO PROPERTY MATTERS:              (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:     (SEE ATTACHMENTS IF ANY)

                                   (c) COPYRIGHT 1997 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates

                Series 1997-A1 and 1997-A2

            Statement To  Certificateholders


--------------------------------------------------------------------
Distribution Date:  November 17, 1997
--------------------------------------------------------------------

CLASS A-1 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-2 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-3 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-4 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-5 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-6 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-7 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-8 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-9 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00


GROUP ONE PRINCIPAL CARRY FORWARD AMOUNT - NEXT MONTH        0.00
GROUP TWO PRINCIPAL CARRY FORWARD AMOUNT - NEXT MONTH        0.00

GROUP ONE INTEREST SHORTFALL - CURRENT MONTH                 0.00
GROUP TWO INTEREST SHORTFALL - CURRENT MONTH                 0.00

GROUP ONE PRINCIPAL SHORTFALL - CURRENT MONTH                0.00
GROUP TWO PRINCIPAL SHORTFALL - CURRENT MONTH                0.00
                              PAGE 12

                               (c) COPYRIGHT 1997 Bankers Trust Company